UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement with ThinkEquity LLC

On June 26, 2025, Perfect Moment Ltd. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with ThinkEquity LLC, as representative to the underwriters (the “Representative”), to issue and sell 10,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share of the Company (the “Common Stock”), and representative warrants to purchase shares of Common Stock equal to 5% of the aggregate number of shares of Common Stock being offered (“Representative Warrants,” and together with the Shares, the “Securities”).

The Shares were offered by the Company pursuant to its registration statement on Form S-3 (File No. 333-285612), for registration of up to $100,000,000 in aggregate value of securities of the Company, which was filed with the Securities and Exchange Commission on March 6, 2025 and declared effective on March 12, 2025. The offer and sale of the Shares in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated June 26, 2025.

The Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions.

Under the terms of the Agreement, the Company, without the prior written consent of the Representative, will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of shares of common stock of the Company or other securities convertible into or exercisable or exchangeable for shares of common stock of the Company for a period of 30 days after the Offering is completed, subject to certain exceptions.

The foregoing descriptions of the Agreement and Representative’s Warrants are not complete and are qualified in their entirety by reference to the full text of the Agreement and the form of Representative’s Warrants, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Manatt, Phelps & Phillips, LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Securities issued and sold in the Offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Offering closed on June 30, 2025.

Securities Purchase Agreement with Joachim Gottschalk & Associate

On June 30, 2025, the Company entered into a Securities Purchase Agreement with Joachim Gottschalk & Associates (the “Investor”), an entity beneficially owned and controlled by Max Gottschalk, the Company’s Chairman of the Board of Directors and a principal stockholder of the Company. Further to such Securities Purchase Agreement, the Investor converted all principal and unpaid interest (a total of $507,808) owing further to a promissory note evidencing a $500,000 loan previously made to the Company into 1,692,694 shares of common stock at the offering price of the Shares referenced in Item 1.01 above (the “Unregistered Securities”). The Unregistered Securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended ( the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copies of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the shares of Common Stock issued to the Investor pursuant to the Securities Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

Item 7.01 Regulation FD Disclosure

On June 26, 2025, the Company issued a press release announcing that it had priced the offering referenced in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 26, 2025, between Perfect Moment Ltd. and ThinkEquity LLC
1.2	Securities Purchase Agreement, dated June 30, 2025, between Perfect Moment and Joachim Gottschalk & Associates
4.1	Representative’s Warrants
5.1	Opinion of Manatt, Phelps & Phillips, LLP
99.1	Press release dated June 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President